                                  EXHIBIT 11.1

                       THE COAST DISTRIBUTION SYSTEM, INC.
                    Computation of Earnings (Loss) Per Share

                           Quarter Ended September 30,

                 2001
                 ----
                                               Income/(Loss)      Shares            Per-Share
                                                (Numerator)    (Denominator)          Amount
                                               -------------   -------------        ----------
Net loss                                        $  (454,000)
                                                -----------

Net loss attributable to common
    shareholders                                $  (454,000)
                                                ===========

Basic and diluted loss per share                $  (454,000)     4,366,880          $   (0.10)
                                                ===========      =========          =========


                 2000
                 ----
                                               Income/(Loss)      Shares            Per-Share
                                                (Numerator)    (Denominator)          Amount
                                               -------------   -------------        ----------
Net loss                                        $  (957,000)

Net loss attributable to common
    shareholders                                $  (957,000)
                                                -----------

Basic and diluted loss per share                $  (957,000)      4,330,654         $   (0.22)
                                                ===========       =========         =========


                                                        (continued on next page)

                       THE COAST DISTRIBUTION SYSTEM, INC.
                    Computation of Earnings (Loss) Per Share

                         Nine Months Ended September 30,

                 2001
                 ----
                                               Income/(Loss)        Shares          Per-Share
                                                (Numerator)      (Denominator)        Amount
                                                -----------      -------------      ---------
Net loss                                        $(1,237,000)
                                                -----------
Net loss attributable to common
    shareholders                                $(1,237,000)
                                                -----------

Basic and diluted loss per share                $(1,237,000)     4,357,964          $   (0.28)
                                                ===========      =========          =========


                 2000
                 ----
                                               Income/(Loss)        Shares          Per-Share
                                                (Numerator)      (Denominator)        Amount
                                                -----------      -------------        ------
Net loss                                        $  (233,000)
Dividends paid on preferred stock of
  subsidiary                                         (1,000)
                                                -----------

Net loss attributable to common shareholders    $  (234,000)
                                                -----------

Basic and diluted loss per share                $  (234,000)      4,324,057         $   (0.05)
                                                ===========       =========         =========



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